Exhibit (d)(1)(D)

AMENDMENT NO. 1 TO 250 RODEO PLEDGE AGREEMENT

This Amendment No. 1 to 250 Rodeo Pledge Agreement (this “Amendment”), dated as of August 16, 2000 is entered into with reference to the 250 Rodeo Pledge Agreement dated as of August 28, 1998 (the “Pledge Agreement”), by and between 250 Rodeo, Inc., a Delaware corporation (the “Pledgor”) and Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association) as agent for the Secured Parties referred to in the Pledge Agreement under the First Amended and Restated Credit Agreement dated as of October 30, 1996 among Tracinda Corporation, a Nevada corporation (the “Company”), the banks from time to time party thereto, and Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association) as Letter of Credit Issuing Bank and Administrative Agent (as amended from time to time, the “Prior Credit Agreement”). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Pledge Agreement.

Concurrently herewith, the Company is entering into a Second Amended and Restated Credit Agreement, dated as of August 16, 2000, with the several financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lenders”) and Bank of America, N.A., as Letter of Credit Issuing Lender and Administrative Agent for the Lenders. (the “New Credit Agreement”). The New Credit Agreement amends and restates in its entirety the Prior Credit Agreement.

In connection with the execution of the New Credit Agreement, the parties hereto agree to amend the Pledge Agreement as follows:

1.    Preamble.  The preamble to the Pledge Agreement is hereby amended by replacing the reference to “BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION” in the second and third lines thereof with “BANK OF AMERICA, N.A. (formerly known as Bank of America National Trust and Savings Association)”.

2.    Recital A.  Recital A of the Pledge Agreement is hereby amended to read in full as follows:

Pursuant to that certain Second Amended and Restated Credit Agreement dated as of August 16, 2000 among Tracinda Corporation, a Nevada corporation (the “Company”), the several financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lenders”) and the Administrative Agent (as amended, restated or supplemented or otherwise modified from time to time, the “Credit Agreement”), the Lenders have agreed to extend credit facilities to the Company on the terms and conditions set forth therein. The Credit Agreement amends and restates in its entirety that certain First Amended and Restated Credit Agreement dated as of October 30, 1996, as amended, among the Company, the banks party thereto, and Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association), as Letter of Credit Issuing Bank and Administrative Agent for the banks party thereto. Unless otherwise defined herein, capitalized terms used herein are used with the same defined meanings given in the Credit Agreement.

3.    Defined Terms.  The Pledge Agreement is further amended to substitute the term “Lender” for each use of the term “Bank” and to substitute the term “Lenders” for each use of the term “Banks”.

4.    Exhibit A.  Exhibit A to the Pledge Agreement is replaced in its entirety by Exhibit A attached hereto as Annex 1.

5.    Affirmation of P1edge Agreement.  In all other respects, the terms of the Pledge Agreement are hereby confirmed. The Pledgor hereby reaffirms and restates as of the date hereof all of the representations and warranties made by the Pledgor in the Pledge Agreement, except to the extent such representations and warranties specifically relate to an earlier date.

IN WITNESS WHEREOF, the Pledgor and the Administrative Agent have executed this Amendment as of the date first written above by their duly authorized representatives.

250 RODEO, INC., a Delaware corporation

By:	/s/ Anthony Mandekic
Name: Title: Sec./Treas.

BANK OF AMERICA, N.A. (formerly known as Bank of America National Trust and Savings Association), as Administrative Agent for the Lenders

By:	/s/ Janice Hammond
Name: Janice Hammond Title: Vice President Agency Specialist

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